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                                                                   Exhibit 10.54

                   BOTOX(R) GLOBAL STRATEGIC SUPPORT AGREEMENT

                                 BY AND BETWEEN

                              GLAXO GROUP LIMITED,

                                 ALLERGAN, INC.

                                       AND

                               ALLERGAN SALES, LLC

                               SEPTEMBER 30, 2005

                   BOTOX(R) GLOBAL STRATEGIC SUPPORT AGREEMENT

     THIS BOTOX(R) GLOBAL STRATEGIC SUPPORT AGREEMENT, including the exhibits referred to herein and attached hereto (collectively, the "AGREEMENT") is made and entered into effective as of September 30, 2005 (the "EFFECTIVE DATE"), by and between ALLERGAN, INC., a Delaware corporation, having its principal place of business at 2525 Dupont Drive, Irvine, California 92612, U.S.A., ALLERGAN SALES, LLC, a Delaware limited liability company, having its principal place of business at 2525 Dupont Drive, Irvine, California 92612, U.S.A. (ALLERGAN, INC. and ALLERGAN SALES, LLC are collectively referred to herein as "ALLERGAN") and GLAXO GROUP LIMITED, a private limited company incorporated in England and Wales, having its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, England UB6 0NN ("GSK").

                                    RECITALS

     WHEREAS, ALLERGAN and GSK desire to build the image, awareness and effectiveness of the BOTOX(R) brand in the Territory (as defined below).

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ALLERGAN and GSK hereby agree as follows:

                                    AGREEMENT

1.   DEFINITIONS

     1.1 "AFFILIATE" of a Party or Person means any Person, whether de jure or de facto, that directly or indirectly, controls, is controlled by, or is under common control with such Party or Person, as applicable. Solely as used in this definition, "control" means (a) direct or indirect ownership of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of such Party or Person, as applicable, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the policies and management of such Party or Person, as applicable, whether by the ownership of stock, by contract, or otherwise.

     1.2 "AGREEMENT" will have the meaning set forth in the Preamble.

     1.3 "ALLERGAN" will have the meaning set forth in the Preamble.

     1.4 "APPLICABLE LAW" means all applicable provisions of any and all federal, national, state, provincial, and local statutes, laws, rules, regulations, administrative codes, ordinances, decrees, orders, decisions, injunctions, awards, judgments, permits and licenses of or from any governmental authorities relating to or governing the use or regulation of the subject item or action.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.


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     1.5 "BOTOX" means any pharmaceutical composition intended for administration to humans containing botulinum toxin type A, regardless of formulation, dosage, or form, which is marketed by ALLERGAN or GSK under the BOTOX trademark.

     1.6 "CALENDAR YEAR" means, for the first Calendar Year, the period beginning on the Execution Date and ending December 31, 2005, and for each Calendar Year thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31; provided however, that the last Calendar Year of the Term may be for a term of less than twelve (12) consecutive months.

     1.7 "EFFECTIVE DATE" will have the meaning set forth in the Preamble.

     1.8 "GLOBAL MARKETING" means ALLERGAN's BOTOX Global Strategic Marketing team, which is responsible for determining long-term strategy, competitor and trademark defense, global market research strategy, commercial assessment and guidance of development projects, global publicity strategy, medical marketing prioritization, publications and other strategic communications for BOTOX.

     1.9 "GSK" will have the meaning set forth in the Preamble.

     1.10 "PARTY" means either GSK or ALLERGAN and "Parties means both of them.

     1.11 "PERSON" means an individual, corporation, partnership, association, trust or any other entity or organization, including, without limitation any government or political subdivision or any agency or instrumentality thereof.

     1.12 "SEMI-ANNUAL PROGRESS REPORT" will have the meaning set forth in
Section 2.2.

     1.13 "SUPPORT SERVICES" will have the meaning set forth in Section 2.1.

     1.14 "TERM" will have the meaning set forth in Section 6.1.

     1.15 "TERRITORY" means Japan and the Peoples Republic of China, and their respective territories and possessions; provided, however that Territory does not include Hong Kong or Taiwan.

     1.16 "THIRD PARTY" means any Person other than ALLERGAN or GSK or either of their respective Affiliates.

2.   SUPPORT ACTIVITIES

     2.1 General. ALLERGAN's objectives under this Agreement will be to (i) assist GSK to develop scientifically differentiated and customer-responsive promotional platforms and provide proactive strategic guidance to augment development of effective promotional and medical education efforts for BOTOX in the Territory, (ii) review whether tactical plans for BOTOX in the Territory achieve consistency with worldwide BOTOX strategies, and (iii) assist GSK to maintain synergy and/or best practices with respect to BOTOX marketing in the Territory. In furtherance of

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.


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these objectives, during the Term and subject to the terms and conditions of this Agreement, ALLERGAN or its Affiliates will use commercially reasonable efforts to conduct the specific activities and deliver the deliverables set forth on Exhibit A with respect to BOTOX (the "SUPPORT SERVICES").

     2.2 Semi-Annual Reports. Not later than July 31 and January 31 of each Calendar Year, ALLERGAN will provide GSK with a written report detailing the Support Services performed by ALLERGAN or its Affiliate during the immediately preceding six (6) month period ending June 30 and December 31, respectively, and the Support Services planned for the immediately succeeding (6) month periods, including at a minimum a summary of the progress towards completion of the Support Services ("SEMI-ANNUAL PROGRESS REPORTS").

     2.3. No Asset Transfer. Nothing in this Agreement will be construed as an assignment, license or other transfer of ownership of any kind by either Party of such Party's (or its Affiliates') intellectual property or other intangibles.

     2.4 Lead Contact. Each Party will appoint a lead contact to coordinate and manage the Support Services ("LEAD CONTACT"). The Lead Contact for each Party will be identified to the other Parties within ten (10) calendar days after the Effective Date. Either Party may change its Lead Contact upon written notice to the other Party.

3.   SUPPORT PAYMENTS

     3.1 Semi-annual Payments. In consideration for ALLERGAN's provision of the Support Services as provided in this Agreement and subject to Sections 3.3, 3.4 and 3.5, GSK shall pay ALLERGAN in arrears on an semi-annual basis the amount for such Calendar Year set forth in Exhibit B. Such amounts shall be paid by GSK within forty-five (45) calendar days of GSK's receipt of the Semi-Annual Progress Report and an invoice referring to this Support Agreement and specifying the amount due; provided, however, that the final semi-annual payment shall be due on the expiration date of Term.

     3.2 Records; Audit Right. ALLERGAN shall maintain records sufficient to enable accurate calculation of the costs and expenses incurred by ALLERGAN in providing the Support Services. ALLERGAN shall permit an independent public accountant designated by GSK and reasonably acceptable to ALLERGAN, to have access, no more than once in each Calendar Year during the Term and no more than once following the expiration or termination of the Term, during regular business hours and upon at least thirty (30) days' written notice, to examine in confidence ALLERGAN's records solely to the extent necessary to determine that *** with respect to such Calendar Year. The independent public accountant shall not report to GSK anything other than whether *** with respect to such Calendar Year. The costs and expense incurred by ALLERGAN in providing the Support Services shall not be otherwise subject to audit or review by GSK or to any report by the independent public accountant performing any audit or review permitted by this Section. The costs of such review or audit shall be at GSK's expense.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.


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     3.3 Performance Condition. GSK's obligation to pay ALLERGAN as provided in
Section 3.1 is subject to ALLERGAN (i) submitting the Semi-Annual Progress Reports as provided in Section 2.2 that provide evidence to GSK that the Support Services outlined on Exhibit A have been performed within the time periods set forth on Exhibit A and (ii) for the payment to be made for the first half of any Calendar Year, submitting a letter from ALLERGAN's Lead Contact confirming that *** with respect to such period, and for the payment to be made at the end of any Calendar Year, a letter from ALLERGAN's Lead Contact confirming that *** with respect to such Calendar Year. If the foregoing documents are delivered evidencing that the Support Services have been performed from semi-annual period to semi-annual period as set forth and in accordance with the time periods set forth in the Semi-Annual Progress Reports, ALLERGAN will have met its performance condition.

     3.4 Taxes. To the extent a statutory tax withholding obligation is imposed by a governmental authority upon any payment due and payable by GSK to ALLERGAN under the terms and conditions of this Agreement, GSK will be entitled to withhold from such payment the amount, if any, of any tax assessed against ALLERGAN and actually withheld, provided that such tax is only for the account of ALLERGAN and evidence of the payment of such tax is promptly provided to ALLERGAN. GSK will pay the amount of such tax to the proper taxing authority and will be entitled to deduct the amount of such tax from the payment to be made by GSK to ALLERGAN. GSK will advise ALLERGAN of any tax payment made for the benefit of ALLERGAN pursuant to this Section 3.4 and provide ALLERGAN copies of tax receipts for all taxes paid and deducted from the payment due and payable to ALLERGAN, together with copies of all pertinent communications from or with governmental authorities with respect thereto. At ALLERGAN's reasonable request and subject to ALLERGAN reimbursing any costs and expenses, GSK will reasonably assist ALLERGAN in any effort by ALLERGAN in claiming any exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force, and in minimizing the amount required to be so withheld or deducted. ALLERGAN warrants that ALLERGAN is resident for tax purposes in United States of America and that ALLERGAN is entitled to relief from United Kingdom income tax under the terms of the double tax agreement between the United Kingdom and the United States of America. ALLERGAN will notify GSK immediately in writing in the event that ALLERGAN ceases to be entitled to such relief. Pending receipt of formal certification from the United Kingdom Inland Revenue, GSK may pay any payments under this Agreement to ALLERGAN by deducting tax at a rate specified in the double tax treaty between the United Kingdom and the United States of America. ALLERGAN agrees to indemnify and hold harmless GSK against any loss, damage, expense, or liability arising in any way from a breach by ALLERGAN of the warranties in this Section
3.4 or any future claim by a United Kingdom tax authority or other similar body alleging that GSK was not entitled to deduct such withholding tax on such payments at source at the treaty rate.

     3.5 Payments Made in U.S. Currency; Wire Transfers. All payments made under this Agreement will be made in U.S. dollars and payments made by GSK hereunder will be made to ALLERGAN by bank wire transfer in immediately available funds to ALLERGAN in accordance with the wire instructions set forth in Exhibit C, which may be changed only by written notice to GSK from the Chief Financial Officer of ALLERGAN in accordance with Section 8.7.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.


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     3.6 Late Payments. Any payment due and payable under the terms and conditions of this Agreement made by GSK or ALLERGAN after the date such payment is due and payable, will bear interest as of the day after the date such payment was due and payable, and will continue to accrue such interest until such payment is made, at rate equal to *** per month. The payment of such interest will not limit either Party from exercising any other rights it may have as a consequence of the lateness of any payment.

4.   REPRESENTATIONS AND WARRANTIES; RESTRICTIVE COVENANTS

     4.1 By ALLERGAN. ALLERGAN represents and warrants that as of the Effective
Date:

          4.1.1 ALLERGAN is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware;

          4.1.2 The execution, delivery, and performance of this Agreement by ALLERGAN have been duly authorized by all requisite corporate action and do not require any shareholder action or approval;

          4.1.3 The execution, delivery, and performance by ALLERGAN of this Agreement and its compliance with the terms and provisions hereof do not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (a) any agreement with a Third Party, including but not limited to a loan agreement, guaranty, financing agreement, agreement affecting a Product, or other agreement or instrument binding or affecting it or its property; (b) the provisions of its charter or operative documents or bylaws; or (c) any order, writ, injunction, or decree of any court or governmental authority entered against it or by which any of its property is bound; and

          4.1.4 ALLERGAN has the right and authority to provide the Support Services to GSK and its Affiliates pursuant to the terms and conditions set forth in this Agreement in the Territory.

     4.2 By GSK. GSK represents and warrants that as of the Effective Date:

          4.2.1 GSK is a private limited company duly organized, validly existing, and in good standing under the laws England and Wales;

          4.2.2 The execution, delivery, and performance of this Agreement by GSK has been duly authorized by all requisite corporate action and does not require any shareholder action or approval; and

          4.2.3 The execution, delivery, and performance by GSK of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (a) a loan agreement, guaranty, financing agreement, agreement affecting a Product, or other agreement or instrument binding or affecting it or its property; (b) the provisions of its charter or operative documents or

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.


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bylaws; or (c) any order, writ, injunction, or decree of any court or governmental authority entered against it or by which any of its property is bound.

     4.3 Disclaimer. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS
ARTICLE 4 ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE IN OR UNDER THIS SUPPORT AGREEMENT AND ARE IN LIEU OF ALL WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     4.4 Restrictive Covenant of GSK.

          4.4.1 The Parties acknowledge that:

               (a) As of the Effective Date, neither GSK nor its Affiliates have any current or future intention of making, having made, using, offer for sale or importing a Competing Product (as defined in Section 4.4.2) in the Field of Use in any country of the world; and

               (b) During the Term, GSK will obtain certain Confidential Information of ALLERGAN relating to the development, manufacture and commercialization of BOTOX, which is valuable and highly confidential to ALLERGAN and critical to the competitive success of ALLERGAN's business worldwide.

          4.4.2 To the extent permitted under Applicable Law, during the Term and for a period of *** after the expiration date of this Agreement or the effective date of the termination of this Agreement for any reason other than by GSK pursuant to Sections 6.3.1 or 6.3.2 (the "RESTRICTIVE PERIOD"), neither GSK nor any Affiliate of GSK will manufacture, market, distribute, sell, promote, or detail any pharmaceutical product in the Territory, which ***, other than BOTOX (a "COMPETING PRODUCT") in the Field of Use; provided, however, that:

               (a) If GSK or any of its Affiliates manufactures, initiates clinical studies, markets, distributes, sells, promotes, or details (collectively, "COMMERCIALIZATION") a Competing Product in *** during the Term, GSK will (i) notify ALLERGAN immediately upon becoming aware of such commercialization, and (ii) cease commercialization of such Competing Product within *** after the date that GSK became aware of such commercialization. If GSK does not cease such commercialization within *** after becoming aware of such commercialization, ALLERGAN, at any time thereafter, will have a right to terminate this Agreement or any other agreement between the Parties relating to BOTOX in the Territory, which termination of this Agreement by ALLERGAN will be deemed a termination by ALLERGAN pursuant to Section 6.3.1. During the period between the date that GSK becomes aware of commercialization of a Competing Product as provided in this Section 4.4.2(a) and the earlier of the date on which GSK ceases such commercialization and the expiration of the Restrictive Period, GSK will pay to ALLERGAN *** of all of GSK's or its Affiliates' net sales of such Competing Product (which net sales will be calculated in the same manner that Net Sales of GSK are calculated herein). Notwithstanding the foregoing, if GSK or any of its Affiliates has used ALLERGAN's

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.


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Confidential Information in connection with the commercialization of a Competing
Product as provided in this Section 4.4.2(a), ALLERGAN will have the right to immediately terminate this Agreement and any other agreement between the Parties relating to BOTOX in the Territory, upon thirty (30) calendar days' prior written notice to GSK, which termination of this Agreement by ALLERGAN will be deemed a termination by ALLERGAN pursuant to Section 6.3.1.

               (b) Notwithstanding anything contained in this Section 4.4.2, nothing herein will, expressly or impliedly, preclude or restrict GSK, or any of its Affiliates, in any way from (i) acquiring a majority of the voting stock, or all or substantially all of the assets of, a Business Entity (as defined below);
(ii) being acquired by a Business Entity; or (iii) merging, amalgamating, taking over, or consolidating (or engaging in any similar transaction) with a Business Entity (hereinafter, the actions referred to in (i), (ii), and (iii) of this Section 4.4.2(b) are collectively referred to as "MERGER" or "MERGING").

                    The term "BUSINESS ENTITY" as used in this Section 4.4.2(b) means any Person, which, at the time of such Merger, is commercializing (as such term is defined in Section 4.4.2(a)) a Competing Product in ***, including, for example, the Persons listed on Exhibit D.

                    In the event that GSK or any of its Affiliates Merges with a Business Entity during the Term, GSK will divest or cause the divestiture of the Competing Product being commercialized by the Business Entity within *** after the date of the public announcement of such Merger ("MERGER DATE"). During such *** period, (A) neither GSK nor any of its Affiliates will use any ALLERGAN Confidential Information in connection with the commercialization of such Competing Product; and (B) GSK will continue to comply with the terms of this Agreement in all respects. If GSK does not divest or cause the divesture of such Competing Product within *** after the Merger Date, ALLERGAN, at any time thereafter, will have a right to terminate this Agreement and any other agreement between the Parties relating to BOTOX in the Territory, which termination of this Agreement by ALLERGAN will be deemed a termination by ALLERGAN pursuant to Section 6.3.1. In the event that GSK does not divest or cause the divesture of such Competing Product within the *** period as provided in this Section 4.4.2(b), GSK will pay to ALLERGAN *** of all of GSK's or its successor's net sales of such Competing Product after such *** period (which net sales will be calculated in the same manner that Net Sales are calculated herein) and continuing until the earlier of the date on which GSK or its successor divests such Competing Product or the expiration of the Restrictive Period.

     4.5 Restrictive Covenant of ALLERGAN. In consideration for GSK's agreement to the terms set forth in Section 4.4 above, ALLERGAN covenants to GSK as follows:

          4.5.1 ALLERGAN will not, and will cause all of its Affiliates and sublicensees not to, either on its or their own or with any Third Party, conduct any development activities or conduct clinical trials relating to BOTOX, or seek any regulatory approvals for BOTOX, in any country in Territory during the Term, except as specifically permitted in any agreements between the Parties relating to BOTOX in such countries; and

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.


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          4.5.2 ALLERGAN will not, and will cause all of its Affiliates and sublicensees not to, either on its or their own or with any Third Party, use, sell, offer for sale or import BOTOX in any country in the Territory during the Term, except, as specifically permitted in any agreements between the Parties relating to BOTOX in such countries or as otherwise authorized by GSK in writing.

5.   INDEMNIFICATION AND INSURANCE

     5.1 Indemnification by ALLERGAN. ALLERGAN will indemnify, defend, and hold GSK and its Affiliates and their directors, officers, employees, and agents (each and collectively a "GSK INDEMNITEE") harmless from and against any and all liabilities, damages, losses, costs and expenses, investigations, and reasonable attorneys' fees incurred hereunder (each and collectively a "LIABILITY") resulting from or arising out of a claim, suit, or proceeding brought by a Third Party against a GSK Indemnitee arising out of or related to: (a) any violation of Applicable Law by any ALLERGAN Indemnitee in performing ALLERGAN's obligations under this Agreement and/or (b) any material breach by any ALLERGAN Indemnitee of this Agreement; except as to each of (a) and (b), to the extent that any such Liabilities are the responsibility of GSK pursuant to Section 5.2.

     5.2 Indemnification by GSK. GSK will indemnify, defend, and hold harmless ALLERGAN and its directors, officers, employees, agents, and consultants (each and collectively an "ALLERGAN INDEMNITEE") from and against any and all Liabilities resulting from or arising out of a claim, suit, or proceeding brought by a Third Party against an ALLERGAN Indemnitee arising out of or related to: (a) any violation of Applicable Law by any GSK Indemnitee in performing GSK's obligations under this Agreement and/or (b) any material breach by any GSK Indemnitee of this Agreement; except as to each of (a) and (b) to the extent such Liabilities are the responsibility of ALLERGAN pursuant to Section 5.1.

     5.3 Procedure. For purposes of Sections 5.1 and 5.2, the Person asserting a claim for indemnification pursuant to either Section 5.1 or 5.2 (the "INDEMNIFIED PERSON") will notify the Party responsible for such indemnification (the "INDEMNIFYING PARTY") in writing of any claims, suits, or proceedings by Third Parties that may give rise to any claim for which indemnification may be required under this Article 5 as follows: (a) within fifteen (15) calendar days after receipt of service of process of the commencement of suit or (b) for non-litigated matters, within thirty (30) calendar days after receipt of notice thereof; provided, however, that failure to give such notice will not relieve the Indemnifying Party of its obligation to provide indemnification hereunder except if, and to the extent that, such failure materially and adversely affects the ability of the Indemnifying Party to defend the applicable claim, suit, or proceeding. The Indemnifying Party will be entitled to assume sole control over the defense of any such claim at its own cost and expense; provided, however, that the Indemnified Person will have the right to be represented by its own counsel at its own cost in such matters. Neither the Indemnifying Party nor the Indemnified Person will settle or dispose of any such matter in any manner that would adversely affect the rights or interests of the other, require the other to be subject to an injunction, or require the other to make any monetary payment, in each case without the prior written consent of the other, which will not be unreasonably withheld or delayed. The Indemnifying Party and

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.


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Indemnified Person will reasonably cooperate with the other and its counsel in the course of the defense of any such suit, claim, or demand, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information, and witnesses.

     5.4 Limitation of Liability. With respect to any claim by one Party against the other arising out of the performance or failure of performance of the other Party under this Agreement, the Parties expressly agree that the liability of such Party to the other Party for such breach will be limited under this Agreement or otherwise at law or equity to direct damages only and in no event will a Party be liable for indirect, special, punitive, exemplary, or consequential damages. The limitations set forth in this Section 5.4 will not apply with respect to the obligations of either Party to indemnify the other under Sections 5.1 or 5.2 in connection with a claim of a Third Party.

     5.5 Insurance. Each Party, at its own expense, will maintain commercial general (public liability)/ product liability insurance, including coverage for clinical trials, with a minimum limit of liability per occurrence of, or the equivalent of, *** and *** in the annual aggregate, or self insure for any such amounts, and will provide the other Party with a certificate of such insurance. Each Party will provide at least thirty (30) calendar days' written notice to the other Party prior to cancellation or material change in the relevant Party's policy or coverage.

6.   TERM AND TERMINATION

     6.1 Term. The term of this Agreement will commence upon the Effective Date and shall continue until December 31, 2009, unless extended by the mutual agreement of the Parties or earlier terminated pursuant to Section 6.2 (the "TERM").

     6.2 Extension of the Term. If GSK desires some or all of the Support Services to continue beyond December 31, 2009, then prior to the expiration of the Term as provided in Section 6.1 above, GSK will send written notice to ALLERGAN of its desire to extend the Term, and the Parties will negotiate in good faith an extension of the Term and the new terms for such extended Term, if any.

     6.3 Early Termination.

          6.3.1 Termination Due to Breach. In the event of a material breach or default of this Agreement by either Party that is not cured within *** after receipt of notice thereof from the other Party, the non-breaching Party will be entitled to terminate this Agreement by giving written notice to the other Party, such termination to take effect immediately. The right to terminate this Agreement will not be affected in any way by a waiver of, or failure to take action with respect to, any previous default.

          6.3.2 Termination for Bankruptcy. Either Party will have the right to terminate this Agreement effective upon written notice to the other Party in the event the non-notifying Party becomes insolvent or makes an assignment for the benefit of creditors, or in the event bankruptcy

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.


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or insolvency proceedings are instituted against the non-notifying Party or on the non-notifying Party's behalf.

          6.3.3 Termination of Activities Relating to BOTOX. Either Party will have the right to terminate this Agreement effective upon written notice to the other Party in the event that GSK or its Affiliate is not developing or commercializing BOTOX in the Territory.

     6.4 Effect of Expiration or Termination. Upon termination or expiration of this Agreement, (i) ALLERGAN will cease providing the Support Services, (ii) each Party shall promptly return to the other all Confidential Information of the other Party received under this Agreement then in its possession or in the possession of its Affiliates; provided that each Party may, at such Party's expense, make and retain one (1) copy of the other Party's Confidential Information for legal archival purposes only, and (iii) except for any payment hereunder that accrued prior to the effective date of such expiration or termination, but has not been paid, neither Party will have any further rights or obligations under this Agreement.

     6.5 Survival. Termination or expiration of this Agreement for any reason will terminate all outstanding obligations and liabilities between the Parties arising from this Agreement except those described in:

          6.5.1 Sections 3.2, 3.4.1, 6.4, 6.5, 6.6, 8.4, 8.6, 8.7, 8.9, 8.10,
and 8.11, and Articles 5 and 7, all of which will survive termination or expiration of this Agreement for the time period specified in such Sections and Articles; provided, however, that if no such time period is specified in such Sections and Articles, they will all survive termination or expiration of this Agreement indefinitely; and

          6.5.2 Article I for the sole purposes of interpreting the obligations and liabilities between the Parties surviving termination of this Agreement.

     6.6 No Waiver of Remedies. Termination of this Agreement will not preclude either Party from (a) claiming any other damages, compensation or relief that it may be entitled to upon such termination, (b) any right to receive any amounts accrued under this Agreement prior to the termination date but which are unpaid or become payable thereafter and (c) any right to obtain performance of any obligation provided for in this Agreement which shall survive termination.

7.   CONFIDENTIALITY

     7.1 Confidential Information. "CONFIDENTIAL INFORMATION" means, except as provided below in this Section 7.1, the terms and conditions of this Agreement as well as confidential and proprietary information of a Party, whether in written, printed, verbal, or electronic form, and whether disclosed before or after the Effective Date, including research and development activities, BOTOX design details and specifications, technology and know-how, sales and marketing plans, finances and business forecasts, procurement requirements and vendor information, customer lists, personnel information and strategic plans. Confidential Information will not include information that: (a) is now, or hereafter becomes, generally known or available

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

to the public through no act or failure to act on the part of the receiving Party; (b) was acquired by the receiving Party before receiving such information from the disclosing Party through no breach of any duty of confidentiality owed to the disclosing Party and without restriction as to use or disclosure; (c) is hereafter rightfully furnished to the receiving Party by a Third Party without any breach of any duty of confidentiality owed to the disclosing Party and without restriction as to use or disclosure; or (d) is information that the receiving Party can document was independently developed by the receiving Party without any use of the disclosing Party's Confidential Information.

     7.2 Non-Disclosure of Confidential Information. Each Party, when it is the receiving Party, agrees: (a) to hold the disclosing Party's Confidential Information in strict confidence and not to disclose such Confidential Information to any other Third Party without the prior written consent of the disclosing Party; (b) not to use, at any time following the Effective Date, any Confidential Information of the disclosing Party for its own benefit or for the benefit of any Third Party for any purpose other than for the express purposes permitted under this Agreement or any other agreement between the Parties relating to BOTOX; and (c) to limit the disclosure of Confidential Information to Permitted Persons. For purposes hereof, the term "PERMITTED PERSON" will mean the receiving officers and employees of the receiving Party or of an Affiliate of the receiving Party who have a need to know in order to carry out the obligations under this Agreement or any other agreement between the Parties relating to BOTOX; provided each has agreed in writing to maintain the confidentiality of the Confidential Information in a manner no less protective than that set forth herein or in any other agreement between the Parties relating to BOTOX. The receiving Party will use Confidential Information of a disclosing Party solely to exercise its rights and perform its obligations under this Agreement or any other agreement between the Parties relating to BOTOX (including without limitation the right to use and disclose such Confidential Information in applications for regulatory approval and regulatory filings in the Territory), unless otherwise mutually agreed in writing. The receiving Party will take the same degree of care with Confidential Information of a disclosing Party that it uses to protect its own confidential and proprietary information of a similar nature and importance (but in any event no less than reasonable care).

     7.3 Legal Disclosure. In the event a receiving Party is required to disclose Confidential Information of the disclosing Party by any Applicable Law, it may do so only to the extent required thereby; provided, however, that the receiving Party will (a) use reasonable efforts under the circumstances to provide advance notice to the disclosing Party of the required disclosure to allow the disclosing Party an opportunity to take steps to object to, prevent, or limit its disclosure or obtain a protective or other similar order with respect to the required disclosure and (b) restrict disclosure to only that portion of the Confidential Information that is required to be disclosed. Remedies. The receiving Party agrees that its obligations hereunder are necessary and reasonable to protect the disclosing Party's business interests and that the unauthorized disclosure or use of Confidential Information of a disclosing Party would cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. The receiving Party further acknowledges and agrees that in the event of any actual or threatened breach of this Agreement, the disclosing Party may have no adequate remedy at law and, accordingly, that the disclosing Party will have the right to seek an immediate injunction enjoining any breach or threatened breach of this Agreement, as

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

well as the right to pursue any and all other rights and remedies available at law or in equity for such breach or threatened breach.

     7.4 Return of Confidential Information. Upon the request of the disclosing Party, the receiving Party will promptly return to the disclosing Party or, upon the disclosing Party's written approval, destroy all material embodying Confidential Information of the disclosing Party in its possession or under its control, including all copies thereof; provided that each Party may, at such Party's expense, make and retain one (1) copy of the other Party's Confidential Information for legal archival purposes only.

     7.5 Disclosure of Agreement, Publicity, and Publications. Except as expressly provided otherwise in Section 7.3, neither GSK nor ALLERGAN will release to any Third Party or publish in any way any non-public information with regard to the terms of this Agreement or concerning their cooperation without the prior written consent of the other, which consent will not be unreasonably withheld or delayed. Nothing in the foregoing, however, will prohibit a Party from making disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. In such event, however, the disclosing Party will use good faith efforts to consult with the non-disclosing Party prior to such disclosure and will request confidential treatment to the extent available. Subject to the foregoing, ALLERGAN will issue a press release, public statement, or disclosure regarding this Agreement, which press release, public statement or disclosure will be mutually agreed upon by the Parties. ALLERGAN acknowledges and agrees that GSK may publish the results of clinical trials conducted by GSK with the BOTOX after the Effective Date on GSK's Clinical Trial Register and that such publication will not be a breach of the confidentiality obligations provided in
Section 7.2. ALLERGAN agrees to cooperate with GSK in such effort, including using commercially reasonable efforts to provide GSK with the protocols, results, data, and other information relating to all clinical trials conducted by GSK with BOTOX in ALLERGAN's possession that GSK reasonably requires to be published on GSK's Clinical Trial Register.

     7.6 ALLERGAN Data Protections. GSK agrees and understands that ALLERGAN Confidential Information, including but not limited to data, disclosed to GSK is very sensitive and ALLERGAN would not enter into this Agreement without additional assurances from GSK with respect to GSK's use of such Confidential Information of ALLERGAN or possible disclosure of such Confidential Information to ALLERGAN's competitors. Accordingly GSK will not use any such Confidential Information in connection with any botulinum toxin research and/or development other than as provided under this Agreement or as provided in any other agreement between the Parties relating to BOTOX.

     7.7. Termination. All obligations of confidentiality and non-use imposed under this Article 7 will expire *** after the date of expiration or termination of this Agreement, except that Article 7 obligations of confidentiality and non-use will continue thereafter with respect to manufacturing and regulatory information, including without limitation filings with regulatory bodies.

8.   GENERAL PROVISIONS

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

     8.1 Integration/Modification. This Agreement by and between the Parties hereto, is both a final expression of the Parties' agreement and a complete and exclusive statement with respect to all of its terms. The exhibits referred to in this Agreement are incorporated herein and made a part of this Agreement by this reference. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein; provided, however, that the confidentiality provisions of Article 7 are in addition to and do not supersede the terms and conditions of the Confidential Disclosure Agreement between Allergan Inc. and GlaxoSmithKline Research & Development Limited, an Affiliate of GSK, dated October 6, 2004, and any amendments thereto. No rights or licenses are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement. No trade customs, courses of dealing, or courses of performance by the Parties will be relevant to modify, supplement, or explain any term used in this Agreement. This Agreement may only be modified, altered, amended, or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement.

     8.2 Relationship Between the Parties. The Parties have no ownership interest in the other and their relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture, or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty, or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

     8.3. Non-Waiver. The failure of a Party to exercise, enforce, or insist upon strict performance of any provisions of this Agreement, or rights of or arising out of this Agreement, will neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, and will not be construed to be a waiver of such rights or provisions, or a waiver by such Party to thereafter enforce such rights or provision or any other rights or provisions hereunder. No waiver will be effective unless made in writing and signed by the waiving Party.

     8.4 Assignment. This Agreement is binding upon and inures to the benefit of the Parties, and to their permitted successors and assigns. No Party may assign or delegate any or all of its rights or obligations under this Agreement without the prior written consent of the other Party except to an Affiliate. Any assignment or delegation, or any other transfer or change of control by sale, acquisition, merger, or otherwise, or attempt at the same, other than to an Affiliate, made in the absence of such prior written consent will be void and without effect; provided, however, that in the event of the foregoing, such written consent will not be unreasonably withheld. If a Party assigns this Agreement to an Affiliate, such Party will also promptly inform the other Party and guarantee the performance by its Affiliate of all of such Party's obligations under this Agreement. Either Party may, however, with notice, but without consent and at its sole discretion, assign all of the rights and obligations under this Agreement (excluding however, with regard to ALLERGAN, any of its rights under Section 4.4) to a Third Party in connection the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

     8.5 No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any Person other than those executing it.

     8.6 Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable, or illegal by a regulatory authority or court of competent jurisdiction, such adjudication will not affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions will remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable, or illegal part.

     8.7 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the Party to be notified at its address given below, or at any address such Party has previously designated by prior written notice to the other. Notice will be deemed sufficiently given for all purposes upon the earlier of: (a) the date of actual receipt; (b) if mailed, three (3) calendar days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.

          If to GSK:

               Glaxo Group Limited
               Glaxo Wellcome House, Berkeley Avenue,
               Greenford, Middlesex, UB6 0NN, England
               Attention: Company Secretary
               Telephone:
               Facsimile:

          With a copy to:

               Smith Kline Beecham Corporation d/b/a GlaxoSmithKline 2301 Renaissance Boulevard
               King of Prussia, PA 19406-2772
               Attention: Vice President and Associate General Counsel,
                          R&D Legal Operations, Business Development
                          Transactions Team
               Facsimile: 610-787-7084

          If to ALLERGAN:

               Allergan, Inc.
               2525 Dupont Drive
               Irvine, California 92612 U.S.A.
               Attention: General Counsel
               Telephone: (714) 246-4658
               Facsimile: (714) 246-6987

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

               Allergan Sales, LLC
               2525 Dupont Drive
               Irvine, California 92612 U.S.A.
               Attention: Vice President, Operations
               Telephone: (714) 246-4767
               Facsimile: (714) 246-6557

     8.8 Force Majeure. Without prejudice to any rights of GSK set out in the Supply Agreement, each Party will be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party's reasonable control, which materially impacts the performance of the relevant Party's obligations under this Agreement including but not limited to acts of God, fire, flood, earthquake, or other natural forces, war, terrorism, civil unrest, or any other event similar to those enumerated above (a "FORCE MAJEURE EVENT"). Such excuse from liability will be effective only to the extent and duration of the Force Majeure Event(s) causing the failure or delay in performance and provided that the Party has not caused such Force Majeure Event(s) to occur. Notice of a Party's failure or delay in performance due to a Force Majeure Event must be given to the other Party within *** after its occurrence. All performance timelines under this Agreement that have been affected by a Force Majeure Event will be suspended for the duration of such Force Majeure Event.

     8.9 Disputes. If a dispute or controversy regarding any matter under this Agreement, arises between the Parties which they are unable to resolve (a "DISPUTE"), each of the Parties will (subject to any cure period as set forth in this Agreement), be entitled to submit to the other Party written notice of such Dispute, with such notice setting forth in reasonable detail the nature of the Dispute (the "DISPUTE NOTICE"). For a period of thirty (30) calendar days after the date of the receiving Party's receipt of the Dispute Notice, the Parties will seek to resolve such Dispute by good faith negotiation between the designated senior executives of the Parties. If at the end of such thirty (30) calendar day period the Dispute remains unresolved, the Parties may seek relief for such Dispute using any appropriate administrative or judicial mechanism which may be available, subject to Section 8.11. The provisions of this Section
8.9 will not restrict in any way the Parties' rights to seek preliminary injunctive or other equitable relief from any court having jurisdiction.

     8.10 Legal Fees. If any Party to this Agreement resorts to any legal action in connection with this Agreement, the prevailing Party will be entitled to recover reasonable fees of attorneys and other professionals in addition to all court costs which that Party may incur as a result.

     8.11 Governing Law. Notwithstanding its place of execution or performance, this Agreement, and all claims arising out of or relating to this Agreement, will be governed by and construed in accordance with the laws of the State of New York, irrespective of its laws regarding choice or conflict of laws. The Parties hereby agree that for the purposes of resolving any Disputes hereunder, in accordance with Section 8.9, that the Parties hereby submit to the exclusive jurisdiction of the courts of New York.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

     8.12 Interpretation.

          (a) Captions & Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and will not constitute any part of this Agreement, or have any effect on its interpretation or construction.

          (b) Singular & Plural. All references in this Agreement to the singular will include the plural where applicable, and all references to gender will include both genders and the neuter.

          (c) Articles, Sections & Subsections. Unless otherwise specified, references in this Agreement to any article will include all sections, subsections, and paragraphs in such article; references in this Agreement to any section will include all subsections and paragraphs in such sections; and references in this Agreement to any subsection will include all paragraphs in such subsection.

          (d) Days. All references to days in this Agreement will mean calendar days, unless otherwise specified.

          (e) Ambiguities. Ambiguities and uncertainties in this Agreement, if any, will not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

     8.13 Counterparts. This Agreement may be executed in one or more counterparts (which may be delivered by facsimile), each of which will be deemed an original document, and all of which, together with this writing, will be deemed one instrument.

     8.14 Further Assurances. Each Party to this Agreement shall, at its own expense, furnish, execute, and deliver all documents and take all actions as may reasonably be required to effect the terms and purposes of this Agreement.

     8.15 Performance by Affiliates. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party will remain responsible for the performance by its Affiliates and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against an Affiliate, for any obligation or performance hereunder prior to proceeding directly against such Party

     8.16 Compliance With Laws. Each Party will at all times comply with all applicable laws and regulations relating to its activities under this Agreement.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

     IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have executed this Agreement by their duly authorized representatives as of the date first above written.

ALLERGAN, INC.                         GLAXO GROUP LIMITED


By: /s/ DAVID PYOTT                    By: /s/ LORRAINE DAY
    ---------------------------------      ------------------------------------
Name: David Pyott                      Name: Lorraine Day
      -------------------------------        ----------------------------------
                                             For and on behalf of
                                             Edinburgh Pharmaceutical Industries
                                             Limited

Title: Chairman and Chief Executive    Title: Corporate Director
       Officer                                ---------------------------------
       ------------------------------

ALLERGAN SALES, LLC


By: /s/ JEFFREY L. EDWARDS
    ---------------------------------
Name: Jeffrey L. Edwards
      -------------------------------
Title: Vice President and
       Chief Financial Officer
       ------------------------------

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                    EXHIBIT A

                                  DELIVERABLES

Global Synergy Conference Calls - Semi-annual conference calls will be conducted regarding BOTOX with ALLERGAN's (or its Affiliate's) lead contact and GSK's (or its Affiliate's) lead contact, and such other individuals that such lead contacts may want to include in such discussions, to share best practices, update teams on key congress activities and publications, and gain shared insight on competitive activities. In addition, such lead contacts or their designees may also participate in additional conference calls or such other means of communication, as agreed to by the Parties, as required from time to time during Term, including, without limitation to coordinate activities relating to Global Marketing's annual worldwide strategy development meeting (described below), the Regional Tactical Plan (described below), and the Semi-Annual Regional Interface.

Global and Territorial Situational Analysis - An annual BOTOX(R) worldwide and Territory situational analysis including key development and competitive assumptions, assessments of BOTOX strengths, BOTOX weaknesses, market opportunities, and threats, and a compilation of critical market research findings, all of which information will be set forth in a sufficiently detailed written report, which will be generated in each Calendar Year for use in developing global and Territory strategies. ALLERGAN will discuss the scope of such situational analysis with GSK or its Affiliate prior to compiling the information referred to herein to ensure that it will be acceptable to GSK (or its Affiliate).

Strategy Development - GSK will be included in Global Marketing's annual worldwide strategy development meeting, from which the key annual strategies will be the output.

Regional Tactical Plan Consultation - During July through August, Global Marketing will meet with GSK (but not for more than five (5) days during this period) to assist in developing the local tactical plans and brand awareness strategy for the Territory for the forthcoming year.

Semi-Annual Regional Interface - Global Marketing will conduct semi-annual regional interface meetings through the end of 2009 with GSK's key marketing and sales executives to assure that rapid attainment of expertise in marketing and selling BOTOX(R) is achieved by GSK. It is intended that these meetings will be one-day meetings but may be extended with the agreement of the parties in the event of significant changes in the competitive landscape or prior to the launch of new indications.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                    EXHIBIT B

                                PAYMENT SCHEDULE

                                 (U.S. Dollars)

The following payments will be made in accordance with Article 3:

***

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                    EXHIBIT C

                                WIRE INSTRUCTIONS

***

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                    EXHIBIT D

                              ALLERGAN COMPETITORS

***

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.